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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Timberland Growth Corporation

  We consent to the use in this Amendment 2 to the Registration Statement of Timberland Growth Corporation on Form S-11 of our report on the consolidated financial statements of Anderson-Tully Company dated February 10, 1998, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Consolidated Financial Information of ATCO" and "Experts" in such prospectus.

/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP

Memphis, Tennessee

May 28, 1998